Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports Second Quarter 2021 Operating Results
CHICAGO, July 29, 2021 — Kemper Corporation (NYSE: KMPR) reported net loss of $62.6 million, or $(0.97) per diluted share, for the second quarter of 2021, compared to net income of $126.1 million, or $1.91 per diluted share, for the second quarter of 2020. As adjusted1 for the acquisitions of American Access Casualty Company (“AAC”) and Infinity Property and Casualty Corporation, net loss was $52.5 million, or $(0.82) per diluted share, for the second quarter of 2021, compared to net income of $149.3 million, or $2.25 per diluted share, for the second quarter of 2020. In the second quarter of 2021, net loss included a $32.3 million after-tax gain, or $0.50 per diluted share, attributable to the change in fair value of equity and convertible securities.
Adjusted Consolidated Net Operating Loss1 was $99.4 million, or $1.54 per diluted share, for the second quarter of 2021, compared to adjusted Consolidated Net Operating Income1 of $79.2 million, or $1.20 per diluted share, for the second quarter of 2020.
Key themes of the quarter include:
•Specialty P&C earned premiums increased 33% and policies-in-force (ex. Classic Car) grew ~19.4%; AAC contributed 12.2% and 14.0% for earned premiums and policies-in-force, respectively
•Specialty P&C underlying combined ratio1 was 107.3%, due primarily to higher claim frequency and severity trends
•Specialty P&C experienced adverse prior year development of $81M, or 8 points, primarily driven by legal developments and increased severity in personal injury protection coverage in Florida
•Repurchased shares worth $112 million and finalized acquisition of AAC
•Net investment income results were strong for the quarter, primarily driven by Alternative Investments
•Kemper remains well positioned to support customers and grow long-term shareholder value

“Our second quarter results demonstrated strong topline growth offset by a number of industry-related environmental challenges that impacted earnings,” said President, CEO and Chairman Joseph P. Lacher, Jr. “The pandemic’s re-opening is happening faster than projected, resulting in a significant increase in auto frequency and severity. Although these effects were mostly anticipated, the speed of the re-opening magnified their financial impact in this quarter’s results. In addition, severity was impacted by social inflation creeping into lower-limit policies and Florida personal injury protection court rulings that impacted multiple policy years. As a result, the Specialty P&C segment generated an as adjusted underwriting loss of $60 million and an as adjusted underlying combined ratio of 106%. We believe this to be short-term in nature extending a few quarters while we take appropriate corrective measures.

“That said, this quarter we saw rising demand for our products. In specialty P&C, as adjusted, policies in force grew nearly 6% and direct written premium increased 13%. The business remains well positioned for attractive long-term growth and, through proactive corrective measures, appropriate long-term returns. Our life business continues to experience increased demand and historically strong policy retention. The heightened level of mortality we experienced earlier in the pandemic is beginning to subside, positioning the business for ongoing profitable growth.

“Related to capital deployment, we continue to take actions that enhance the long-term intrinsic value of the company. We closed on our acquisition of American Access on April 1 and repurchased roughly $160 million of shares through the end of the quarter, while maintaining a high level of financial flexibility. Despite this quarter’s challenges, our balance sheet and business model remain strong and well-positioned to navigate the re-opening. We’re taking the right measures to ensure we improve results and continue to deliver on our promises to our customers, as well as attractive long-term results and value creation for our stakeholders.”
1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Net Income (Loss)	$(62.6)	$126.1	$60.6	$190.1
Adjusted Consolidated Net Operating Income (Loss) [1]	$(99.4)	$79.2	$(12.2)	$242.1

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(27.5)	$(22.3)	$(49.3)	$(26.9)

Diluted Net Income Per Share From:
Net Income (Loss)	$(0.97)	$1.91	$0.92	$2.85
Adjusted Consolidated Net Operating Income (Loss) [1]	$(1.54)	$1.20	$(0.19)	$3.63

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.43)	$(0.34)	$(0.75)	$(0.41)
Capital
Total Shareholders’ Equity at the end of the quarter was $4,306.2 million, a decrease of $257.2 million, or 6 percent, since year-end 2020 primarily driven by a decrease in the valuation of our fixed income bond portfolio, repurchases of common stock, and cash dividends. Kemper and its direct non-insurance subsidiaries ended the quarter with cash and investments of $214.8 million, and the $400.0 million revolving credit agreement was undrawn.
During the second quarter of 2021, Kemper paid dividends of $20.4 million.
On May 5, 2021, Kemper announced that its Board of Directors declared a quarterly dividend of $0.31 per share.
Kemper ended the quarter with a book value per share of $67.67, a decrease of 3 percent from $69.74 at the end of 2020. Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 was $58.39, compared to $58.67 at the end of 2020.
Revenues
Total revenues for the second quarter of 2021 increased $276.8 million, or 22 percent, to $1,507.7 million, compared to the second quarter of 2020, driven by $251.3 million of higher Specialty P&C earned premiums and a $30.8 million decrease attributable to the change in fair value of equity and convertible securities. Specialty P&C earned premiums increased due primarily to higher premium volume. Net investment income increased $46.1 million to $113.9 million in the second quarter of 2021 due primarily to the continued outperformance of Alternative Investments and higher levels of investments in fixed income securities, partially offset by lower yields on fixed income securities. Net realized investment gains were $19.2 million in the second quarter of 2021, compared to $11.7 million in the second quarter of 2020. Other income increased from $1.5 million to $7.0 million in the second quarter of 2021.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Segment Net Operating Income (Loss):
Specialty Property & Casualty Insurance	$(91.7)	$67.5	$(11.6)	$127.6
Preferred Property & Casualty Insurance	(8.3)	0.9	1.3	19.3
Life & Health Insurance	13.0	16.1	20.3	38.4
Total Segment Net Operating Income (Loss)	(87.0)	84.5	10.0	185.3
Corporate and Other Net Operating Income (Loss)	(12.4)	(5.3)	(22.2)	56.8
Adjusted Consolidated Net Operating Income (Loss) [1]	(99.4)	79.2	(12.2)	242.1
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	32.3	56.6	73.5	(36.5)
Net Realized Gains on Sales of Investments	15.2	9.3	26.1	22.3
Impairment Losses	(2.5)	(5.5)	(5.7)	(15.0)
Acquisition Related Transaction, Integration and Other Costs	(8.2)	(13.5)	(21.1)	(22.8)
Net Income (Loss)	$(62.6)	$126.1	$60.6	$190.1
The Specialty Property & Casualty Insurance segment reported net operating loss of $91.7 million for the second quarter of 2021, compared to net operating income of $67.5 million in the second quarter of 2020. Results decreased due primarily to higher underlying loss ratio and adverse development of prior year loss and LAE reserves. The segment’s Underlying Combined Ratio1 was 107.3 percent, compared to 89.1 percent in the second quarter of 2020.
The Preferred Property & Casualty Insurance segment reported net operating loss of $8.3 million for the second quarter of 2021, compared to net operating income of $0.9 million in the second quarter of 2020. Results decreased due primarily to higher underlying losses and LAE, partially offset by improved prior year development. The Preferred Property & Casualty Insurance segment’s Underlying Combined Ratio1 deteriorated 18.7 percentage points to 103.1 percent in the second quarter of 2021 due primarily to higher incurred losses and LAE.
The Life & Health Insurance segment reported net operating income of $13.0 million for the second quarter of 2021, compared to $16.1 million in the second quarter of 2020.

Unaudited condensed consolidated statements of income for the three and six months ended June 30, 2021 and 2020 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts)	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Revenues:
Earned Premiums	$1,337.7	$1,085.3	$2,538.5	$2,251.7
Net Investment Income	113.9	67.8	217.0	153.4
Change in Value of Alternative Energy Partnership Investments[2]	(7.7)	—	(23.1)	—
Other Income	7.0	1.5	8.5	91.8
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	40.8	71.6	93.0	(46.2)
Net Realized Gains on Sales of Investments	19.2	11.7	33.0	28.2
Impairment Losses	(3.2)	(7.0)	(7.2)	(19.0)
Total Revenues	1,507.7	1,230.9	2,859.7	2,459.9
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	1,224.1	747.5	2,113.6	1,582.7
Insurance Expenses	314.0	272.7	597.7	544.3
Interest and Other Expenses	59.3	51.0	116.5	95.5
Total Expenses	1,597.4	1,071.2	2,827.8	2,222.5
Income (Loss) before Income Taxes	(89.7)	159.7	31.9	237.4
Income Tax Benefit (Expense)	27.1	(33.6)	28.7	(47.3)
Net Income (Loss)	$(62.6)	$126.1	$60.6	$190.1

Income from Continuing Operations Per Unrestricted Share:
Basic	$(0.97)	$1.93	$0.93	$2.88
Diluted	$(0.97)	$1.91	$0.92	$2.85

Net Income Per Unrestricted Share:
Basic	$(0.97)	$1.93	$0.93	$2.88
Diluted	$(0.97)	$1.91	$0.92	$2.85

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	64,376.8	65,257.6	64,897.8	65,886.8
Unrestricted Shares and Equivalent Shares - Diluted	64,376.8	66,020.8	66,051.5	66,667.9

Dividends Paid to Shareholders Per Share	$0.31	$0.30	$0.62	$0.60

2The Alternative Energy Partnership Investments results are included as a pre-tax loss in the Change in Value of Alternative Energy Partnership Investments of $7.7 million and $23.1 million and benefit in income tax expense of $8.6 million and $37.2 million for a net income impact of $0.9 million and $14.1 million for the three and six months ended June 30, 2021, respectively.

Unaudited business segment revenues for the three and six months ended June 30, 2021 and 2020 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Specialty Automobile	$909.6	$689.8	$1,695.0	$1,443.0
Commercial Automobile	100.7	69.2	192.9	138.5
Total Earned Premiums	1,010.3	759.0	1,887.9	1,581.5
Net Investment Income	42.7	16.9	77.7	45.7
Change in Value of Alternative Energy Partnership Investments	(3.7)	—	(11.0)	—
Other Income	1.0	0.1	1.9	1.0
Total Specialty Property & Casualty Insurance Revenues	1,050.3	776.0	1,956.5	1,628.2
Preferred Property & Casualty Insurance:
Earned Premiums:
Preferred Automobile	103.5	99.1	206.5	214.0
Homeowners	51.3	55.6	102.1	112.4
Other Personal	8.4	8.9	16.8	18.1
Total Earned Premiums	163.2	163.6	325.4	344.5
Net Investment Income	19.5	4.3	35.4	14.0
Change in Value of Alternative Energy Partnership Investments	(2.0)	—	(6.1)	—
Other Income	—	0.1	—	0.1
Total Preferred Property & Casualty Insurance Revenues	180.7	168.0	354.7	358.6
Life & Health Insurance:
Earned Premiums:
Life	100.6	95.7	198.7	192.9
Accident & Health	47.9	50.8	95.3	100.2
Property	15.7	16.2	31.2	32.6
Total Earned Premiums	164.2	162.7	325.2	325.7
Net Investment Income	52.4	44.3	103.5	95.3
Change in Value of Alternative Energy Partnership Investments	(2.0)	—	(6.0)	—
Other Income	0.1	0.5	0.2	0.6
Total Life & Health Insurance Revenues	214.7	207.5	422.9	421.6
Total Segment Revenues	1,445.7	1,151.5	2,734.1	2,408.4
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	40.8	71.6	93.0	(46.2)
Net Realized Gains on Sales of Investments	19.2	11.7	33.0	28.2
Impairment Losses	(3.2)	(7.0)	(7.2)	(19.0)
Other	5.2	3.1	6.8	88.5
Total Revenues	$1,507.7	$1,230.9	$2,859.7	$2,459.9

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Jun 30, 2021	Dec 31, 2020
Assets:
Investments:
Fixed Maturities at Fair Value	$7,835.0	$7,605.9
Equity Securities at Fair Value	957.7	858.5
Equity Securities at Modified Cost	32.5	40.1
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	245.5	204.0
Alternative Energy Partnership Investments	46.6	21.3
Convertible Securities at Fair Value	43.6	39.9
Short-term Investments at Cost which Approximates Fair Value	370.6	875.4
Other Investments	910.8	779.0
Total Investments	10,442.3	10,424.1
Cash	105.1	206.1
Receivables from Policyholders	1,479.9	1,194.5
Other Receivables	214.9	222.4
Deferred Policy Acquisition Costs	652.7	589.3
Goodwill	1,311.9	1,114.0
Current Income Tax Assets	94.2	15.6
Other Assets	649.7	575.9
Total Assets	$14,950.7	$14,341.9
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,551.6	$3,527.5
Property & Casualty	2,430.8	1,982.5
Total Insurance Reserves	5,982.4	5,510.0
Unearned Premiums	1,968.1	1,615.1
Policyholder Contract Liabilities	442.7	467.0
Deferred Income Tax Liabilities	269.6	285.7
Accrued Expenses and Other Liabilities	859.4	727.9
Debt at Amortized Cost	1,122.3	1,172.8
Total Liabilities	10,644.5	9,778.5
Shareholders’ Equity:
Common Stock	6.4	6.5
Paid-in Capital	1,770.9	1,805.2
Retained Earnings	1,985.9	2,071.2
Accumulated Other Comprehensive Income	543.0	680.5
Total Shareholders’ Equity	4,306.2	4,563.4
Total Liabilities and Shareholders’ Equity	$14,950.7	$14,341.9

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020

Results of Operations
Net Premiums Written	$1,082.0	$780.9	$2,054.0	$1,692.1

Earned Premiums	$1,010.3	$759.0	$1,887.9	$1,581.5
Net Investment Income	42.7	16.9	77.7	45.7
Change in Value of Alternative Energy Partnership Investments	(3.7)	—	(11.0)	—
Other Income	1.0	0.1	1.9	1.0
Total Revenues	1,050.3	776.0	1,956.5	1,628.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	877.4	515.8	1,527.4	1,135.6
Catastrophe Losses and LAE	8.1	4.5	9.8	4.7
Prior Years:
Non-catastrophe Losses and LAE	81.3	9.6	79.9	14.9
Catastrophe Losses and LAE	—	—	0.4	0.2
Total Incurred Losses and LAE	966.8	529.9	1,617.5	1,155.4
Insurance Expenses	205.6	161.2	375.9	313.3
Other Expenses	—	0.4	—	—
Operating Income (Loss)	(122.1)	84.5	(36.9)	159.5
Income Tax Benefit (Expense)	30.4	(17.0)	25.3	(31.9)
Segment Net Operating Income (Loss)	$(91.7)	$67.5	$(11.6)	$127.6

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	86.9%	67.9%	81.0%	71.9%
Current Year Catastrophe Losses and LAE Ratio	0.8	0.6	0.5	0.3
Prior Years Non-catastrophe Losses and LAE Ratio	8.0	1.3	4.2	0.9
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	95.7	69.8	85.7	73.1
Insurance Expense Ratio	20.4	21.2	19.9	19.8
Combined Ratio	116.1%	91.0%	105.6%	92.9%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	86.9%	67.9%	81.0%	71.9%
Insurance Expense Ratio	20.4	21.2	19.9	19.8
Underlying Combined Ratio[1]	107.3%	89.1%	100.9%	91.7%

Non-GAAP Measure Reconciliation
Combined Ratio	116.1%	91.0%	105.6%	92.9%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.8	0.6	0.5	0.3
Prior Years Non-catastrophe Losses and LAE Ratio	8.0	1.3	4.2	0.9
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Underlying Combined Ratio[1]	107.3%	89.1%	100.9%	91.7%

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020

Results of Operations
Net Premiums Written	$169.6	$161.5	$324.0	$325.6

Earned Premiums	$163.2	$163.6	$325.4	$344.5
Net Investment Income	19.5	4.3	35.4	14.0
Change in Value of Alternative Energy Partnership Investments	(2.0)	—	(6.1)	—
Other Income	—	0.1	—	0.1
Total Revenues	180.7	168.0	354.7	358.6
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	116.2	82.5	212.4	191.0
Catastrophe Losses and LAE	24.2	20.6	48.2	25.4
Prior Years:
Non-catastrophe Losses and LAE	5.0	8.2	5.1	4.9
Catastrophe Losses and LAE	(3.4)	0.4	(3.7)	(0.7)
Total Incurred Losses and LAE	142.0	111.7	262.0	220.6
Insurance Expenses	52.1	55.5	103.1	114.2
Operating Income (Loss)	(13.4)	0.8	(10.4)	23.8
Income Tax Benefit (Expense)	5.1	0.1	11.7	(4.5)
Segment Net Operating Income (Loss)	$(8.3)	$0.9	$1.3	$19.3

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	71.2%	50.5%	65.2%	55.4%
Current Year Catastrophe Losses and LAE Ratio	14.8	12.6	14.8	7.4
Prior Years Non-catastrophe Losses and LAE Ratio	3.1	5.0	1.6	1.4
Prior Years Catastrophe Losses and LAE Ratio	(2.1)	0.2	(1.1)	(0.2)
Total Incurred Loss and LAE Ratio	87.0	68.3	80.5	64.0
Insurance Expense Ratio	31.9	33.9	31.7	33.1
Combined Ratio	118.9%	102.2%	112.2%	97.1%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	71.2%	50.5%	65.2%	55.4%
Insurance Expense Ratio	31.9	33.9	31.7	33.1
Underlying Combined Ratio[1]	103.1%	84.4%	96.9%	88.5%

Non-GAAP Measure Reconciliation
Combined Ratio	118.9%	102.2%	112.2%	97.1%
Less:
Current Year Catastrophe Losses and LAE Ratio	14.8	12.6	14.8	7.4
Prior Years Non-catastrophe Losses and LAE Ratio	3.1	5.0	1.6	1.4
Prior Years Catastrophe Losses and LAE Ratio	(2.1)	0.2	(1.1)	(0.2)
Underlying Combined Ratio[1]	103.1%	84.4%	96.9%	88.5%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Results of Operations
Earned Premiums	$164.2	$162.7	$325.2	$325.7
Net Investment Income	52.4	44.3	103.5	95.3
Change in Value of Alternative Energy Partnership Investments	(2.0)	—	(6.0)	—
Other Income	0.1	0.5	0.2	0.6
Total Revenues	214.7	207.5	422.9	421.6
Policyholders’ Benefits and Incurred Losses and LAE	115.3	105.9	234.0	206.6
Insurance Expenses	86.2	81.7	176.5	168.6
Operating Income (Loss)	13.2	19.9	12.4	46.4
Income Tax Benefit (Expense)	(0.2)	(3.8)	7.9	(8.0)
Segment Net Operating Income (Loss)	$13.0	$16.1	$20.3	$38.4
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income (Loss) 1
Adjusted Consolidated Net Operating Income (Loss) 1 is an after-tax, non-GAAP financial measure computed by excluding from Net Income (Loss) the after-tax impact of 1) income (loss) from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) impairment losses, 4) acquisition related transaction, integration and other costs, 5) debt extinguishment, pension and other charges and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income (Loss).
Kemper believes that Adjusted Consolidated Net Operating Income (Loss) 1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from change in fair value of equity and convertible securities, net realized gains on sales of investments and impairment losses related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from early extinguishment of debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition related transaction, integration and other costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends.

A reconciliation of Net Income (Loss) to Adjusted Consolidated Net Operating Income (Loss) 1 for the three and six months ended June 30, 2021 and 2020 is presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Net Income (Loss)	$(62.6)	$126.1	$60.6	$190.1
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	32.3	56.6	73.5	(36.5)
Net Realized Gains on Sales of Investments	15.2	9.3	26.1	22.3
Impairment Losses	(2.5)	(5.5)	(5.7)	(15.0)
Acquisition Related Transaction, Integration and Other Costs	(8.2)	(13.5)	(21.1)	(22.8)
Adjusted Consolidated Net Operating Income (Loss) [1]	$(99.4)	$79.2	$(12.2)	$242.1
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) 1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income.
A reconciliation of Diluted Net Income to Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 for the three and six months ended June 30, 2021 and 2020 is presented below.

	Three Months Ended		Six Months Ended
(Unaudited)	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Diluted Net Income	$(0.97)	$1.91	$0.92	$2.85
Less Net Income (Loss) Per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	0.50	0.86	1.12	(0.55)
Net Realized Gains on Sales of Investments	0.24	0.14	0.40	0.33
Impairment Losses	(0.04)	(0.08)	(0.09)	(0.22)
Acquisition Related Transaction, Integration and Other Costs	(0.13)	(0.21)	(0.32)	(0.34)
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share[1]	$(1.54)	$1.20	$(0.19)	$3.63
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 and Book Value Per Share at June 30, 2021 and December 31, 2020 is presented below.

(Dollars in Millions) (Unaudited)	Jun 30, 2021	Dec 31, 2020
Shareholders’ Equity	$4,306.2	$4,563.4
Net Unrealized Gains on Fixed Maturities	590.5	724.0
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities[1]	$3,715.7	$3,839.4
Underlying Combined Ratio1
Underlying Combined Ratio1 is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the Underlying Combined Ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The Underlying Combined Ratio1 should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.

As Adjusted for Acquisitions1
As Adjusted for Acquisitions1 amounts are non-GAAP financial measures. Subsequent to the applicable acquisitions, the As Adjusted for Acquisitions1 amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons.
A reconciliation of the As Adjusted for Acquisitions1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended June 30, 2021 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisitions[1]
Net Income	$(62.6)	$(10.1)	$(52.5)
Net Income Per Share - Diluted	$(0.97)	$(0.15)	$(0.82)
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$1,010.3	$—	$1,010.3
Segment Net Operating Income (Loss)	$(91.7)	$(10.4)	$(81.3)
Specialty Personal Automobile Insurance:
Earned Premiums	$909.6	$—	$909.6
Segment Net Operating Income (Loss)	$(101.3)	$(10.0)	$(91.3)
A reconciliation of the As Adjusted for Acquisitions1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended June 30, 2020 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	AAC Historical GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisitions[1]
Net Income	$126.1	$18.8	$(4.4)	$149.3
Net Income Per Share - Diluted	$1.91	$0.28	$(0.06)	$2.25
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$759.0	$92.0	$—	$851.0
Segment Net Operating Income (Loss)	$67.5	$13.3	$(4.2)	$85.0
Specialty Personal Automobile Insurance:
Earned Premiums	$689.8	$92.0	$—	$781.8
Segment Net Operating Income (Loss)	$55.9	$13.3	$(3.2)	$72.4

Conference Call
Kemper will discuss its second quarter 2021 results in a conference call on Thursday, July 29th, at 5:00 p.m. Eastern (4:00 p.m. Central) Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the second quarter of 2021, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With approximately $15 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, Life and Health brands. Kemper serves over 6.6 million policies, is represented by approximately 34,000 agents and brokers, and has approximately 10,000 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at kemper.com.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those factors listed in periodic reports filed by Kemper with the Securities and Exchange Commission (“SEC”). The COVID-19 outbreak and subsequent global pandemic (“Pandemic”) is an extraordinary event that creates unique uncertainties and risks. Kemper cannot provide any assurances as to the impacts of the Pandemic and related economic conditions on the Company’s operating and financial results.
No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release, including any such statements related to the Pandemic. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
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Contacts
Investors: Michael Marinaccio	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com